October  6,  2000



Dear  Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 at 9:00 a.m., Central Time, on Tuesday, November 14, 2000. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

          Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

          We hope that you will attend the meeting and look forward to seeing you there.

                              Sincerely,



                              John  D.  Weil
                              Chairman  of  the  Board




                              Earl  R.  Refsland
                              Chief  Executive  Officer

                        ALLIED HEALTHCARE PRODUCTS, INC.

                              ____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TUESDAY, NOVEMBER 14, 2000
                              ____________________


To  the  Stockholders  of
Allied  Healthcare  Products,  Inc.:

          The Annual Meeting of Stockholders of Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 on Tuesday, November 14, 2000 at 9:00 a.m., Central Time, for the following purposes:

                 (1) To elect five directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

                 (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          Only stockholders of record at the close of business on October 2, 2000 are entitled to notice of and to vote at the meeting. A list of stockholders of the Company at the close of business on October 2, 2000 will be available for inspection during normal business hours from November 1 through November 14, 2000 at the offices of the Company at 1720 Sublette Avenue, St. Louis, Missouri 63110 and will also be available at the meeting.


                              By  Order  of  the  Board  of  Directors,



                              Gregory  C.  Kowert
                              Vice President-Finance, Chief Financial Officer Secretary & Treasurer


St.  Louis,  Missouri
October  6,  2000


--------------------------------------------------------------------------------
PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.
--------------------------------------------------------------------------------

                        ALLIED HEALTHCARE PRODUCTS, INC.
                              1720 SUBLETTE AVENUE
                            ST. LOUIS, MISSOURI 63110

                              ____________________


                                 PROXY STATEMENT

                              ____________________

                         ANNUAL MEETING OF STOCKHOLDERS

                           TUESDAY, NOVEMBER 14, 2000

                              ____________________



                     SOLICITATION AND REVOCATION OF PROXIES

          The enclosed proxy is solicited by the Board of Directors of Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., Central Time, Tuesday, November 14, 2000, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

          This proxy material is first being sent to stockholders on or about October 6, 2000.

                      OUTSTANDING SHARES AND VOTING RIGHTS

          Stockholders of record at the close of business on Monday, October 2, 2000 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 7,806,682 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Amended and Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

          For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" (described below) will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company's By-laws, the election of directors at the Annual Meeting will be determined on the basis of a percentage of votes cast at the Annual Meeting and requires the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval. All other matters expected to be submitted for consideration at the Annual Meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval. Proxies submitted by brokers that do not indicate a vote for some of the proposals because the brokers don't have discretionary voting authority and haven't received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes."

                                   ITEM NO. 1
                                   ----------
                              ELECTION OF DIRECTORS

          The Company's Board of Directors is comprised of a single class. The directors are elected at the Annual Meeting of the Stockholders of the Company and each director elected holds office until his or her successor is elected and qualified. The Board currently consists of five members. The stockholders will vote at the 2000 Annual Meeting for the election of five directors for the one-year term expiring at the Annual Meeting of Stockholders in 2001. There are no family relationships among any directors or executive officers of the Company.

          The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

          The Board of Directors recommends voting "FOR" each of the nominees named below.

          The following material contains information concerning the nominees for election as Directors.

NAME OF NOMINEE                                 AGE  PRINCIPAL OCCUPATION                        DIRECTOR SINCE
---------------                                 ---  --------------------                        --------------
Brent D. Baird . . . . . . . . . . . . . . . .   61  Chairman of First Carolina Investors, Inc.  April 1999
                                                     of Buffalo, New York

James B. Hickey, Jr. . . . . . . . . . . . . .   47  Private Investor                            February 1998

William A. Peck. . . . . . . . . . . . . . . .   67  Executive Vice Chancellor for Medical       April 1994
                                                     Affairs and Dean, School of Medicine,
                                                     Washington University, St. Louis, Missouri

Earl R. Refsland . . . . . . . . . . . . . . .   57  President and Chief Executive Officer of    September 1999
                                                     the Company, St. Louis, Missouri

John D. Weil . . . . . . . . . . . . . . . . .   59  President of Clayton Management Co.,        August 1997
                                                     St.  Louis,  Missouri


          Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years.

          Mr. Baird is a private investor and Chairman of First Carolina Investors, Inc., a closed-end, non-diversified management investment company (listed on the Boston Stock Exchange). Mr. Baird currently serves as a director of First Carolina Investors, Inc., Exolon-ESK Company, M & T Bank Corporation, Todd Shipyards Corporation, Merchants Group, Inc., Ecology and Environment, Inc., and Baldwin Piano & Organ Company.

          Mr. Hickey is a private investor. Mr. Hickey served as President and Chief Executive Officer of Angeion Corporation, based in Minneapolis, Minnesota from July 1998 to January 2000. Mr. Hickey served as President and Chief Executive Officer of Aequitron Medical from 1993 to 1997. Mr. Hickey currently serves as a director of Vital Images, Inc., Angeion Corporation, Pulmonetic Systems, Inc. and Merchants Exchange of St. Louis.

          Dr. Peck has served as Executive Vice Chancellor for Medical Affairs since 1993 and Dean of the School of Medicine since 1989, at Washington
University, St. Louis, Missouri. Dr. Peck currently serves as a director of Reinsurance Group of America, Angelica Corporation, Hologic Corporation and TIAA CREF Trust.

          Mr. Refsland has served as President and Chief Executive Officer of the Company since September 1999. From February 1999 to January 2000, Mr. Refsland served as Director and Chairman of the Board of Andros Technologies. From May 1995 to March 1998, Mr. Refsland served as President and CEO of Photometrics Limited. Mr. Refsland previously served as Chief Executive Officer and member of the Board of Directors of Allied Healthcare Products, Inc. from 1986 to 1993.

          Mr. Weil has served as President of Clayton Management Co. since 1973. Mr. Weil currently serves as a director of Pico Holdings, Inc., Oglebay Norton Co., Southern Investors Service Co., Todd Shipyards Corp. and Baldwin & Lyons, Inc.

IF YOU SIGN AND RETURN THE PROXY FORM AND DO NOT SPECIFY OTHERWISE, WE WILL VOTE YOUR SHARES FOR THE ELECTION OF THE FIVE NOMINEES LISTED ABOVE.


                                   ITEM NO. 2
                                   ----------
                                 OTHER BUSINESS

     We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

BOARD  MEETINGS-COMMITTEES  OF  THE  BOARD

          The Board of Directors of the Company held five meetings during the fiscal year ended June 30, 2000. The Board of Directors presently maintains a Compensation Committee, an Audit Committee and a Nominating Committee.

          The Compensation Committee consists of Messrs. Hickey, Baird and Peck. This committee reviews and approves the Company's executive compensation policy, administers the Company's incentive compensation bonus plan and makes recommendations concerning the Company's employee benefit policies and stock option plans in effect from time to time. The Compensation Committee did not hold any meetings during the fiscal year ended June 30, 2000.

          The Audit Committee consists of Messrs. Peck, Weil and Baird. This committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee held four meetings during the fiscal year ended June 30, 2000.

          The Nominating Committee consists of Messrs. Baird, Peck and Weil. This committee recommends nominees to fill vacancies on the Board of Directors. The Nominating Committee did not hold any meetings during the fiscal year ended June 30, 2000. The Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 2001 if such nominations are submitted in writing to the Company's headquarters Attention:
Nominating  Committee,  no  later  than  June  1,  2001.

                   SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL
                             OWNERS  AND  MANAGEMENT

HOLDERS  OF  MORE  THAN  FIVE  PERCENT  BENEFICIAL  OWNERSHIP

          The following table sets forth information regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of August 31, 2000.

                                                           PERCENT OF
                                             SHARES OWNED  OUTSTANDING
  NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIALLY  SHARES*
  ----------------------------------------  -------------  -----------
  Heartland Advisors, Inc.(1)                   1,947,800       24.95%
  790 North Milwaukee Street
  Milwaukee, WI 53202

  John D. Weil(2)                               1,478,500       18.93%
  200 North Broadway
  Suite 825
  St. Louis, MO 63102

  Warburg Pincus Asset Management, Inc.(3)        601,500        7.70%
  466 Lexington Avenue
  New York, New York 10017

  Dimensional Fund Advisors Inc.(4)               567,000        7.26%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
__________________

* All percentages are computed based upon 7,806,682 shares issued and outstanding as of October 2, 2000.

(1)     Information  obtained  from  beneficial  owner.

(2) Includes shares beneficially owned by Mr. Weil in the following capacities: 1,430,500 shares owned by Woodbourne Partners, L.P., a limited partnership whose general partner is Controlled by Mr. Weil; 4,000 shares owned by Mr. Weil directly; 10,000 shares owned by Mr. Weil's son for which he disclaims beneficial ownership; 9,000 shares issuable within 60 days of the date hereof pursuant to the terms of Directors Plans; and 25,000 shares issuable pursuant to warrants exercisable within 60 days from the date hereof pursuant to the Note Purchase Agreement dated August 7, 1997 among the Company, B&F Medical Products, Inc., a Delaware corporation, Bear Medical Systems, Inc., a California corporation, Hospital Systems, Inc., a California Corporation Life Support Products, Inc., a California corporation, BiCore Monitoring Systems,
        Inc., a California corporation and each of the purchasers named therein (the "Note Purchase Agreement").

(3)     Information  obtained  from  beneficial  owner.

(4)     Information  obtained  from  beneficial  owner.

BENEFICIAL  OWNERSHIP  OF  MANAGEMENT  AND  NOMINEES

          The following table sets forth information regarding the ownership of Common Stock of the Company for each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of September 22, 2000.

                                                               SHARES OWNED  PERCENT OF
NAME OF BENEFICIAL OWNER                                       BENEFICIALLY  OUTSTANDINGSHARES+
-------------------------------------------------------------  ------------  ------------------
  Brent D. Baird(1)                                                 132,500               1.70%
  David A. Grabowski(2)                                              30,741                  *
  James B. Hickey, Jr.(3)                                            11,000                  *
  Gabriel S. Kohn(4)                                                  3,500                  *
  Gregory C. Kowert(5)                                                    0                  *
  William A. Peck(6)                                                 24,200                  *
  Earl R. Refsland(7)                                               183,300               2.35
  Eldon P. Rosentrater(8)                                            18,500                  *
  John D. Weil(9)                                                 1,478,500              18.93%
                                                               ------------  ------------------
  All directors and executive officers as a group (9 persons)     1,926,241              24.68%
                                                               ============  ==================
__________________

+     All  percentages  are  computed  based  upon 7,806,682 shares issued and outstanding as of
      October  2, 2000.

*     Less  than  1.00%.

(1)     Represents  81,000  shares  owned  by Mr. Baird, 50,000 shares held by Personal Holding
        Company  and  10,000 shares by  Mr.  Baird's  retirement  plan. Represents 1,500 shares issuable  pursuant to options exercisable within 60 days of the date hereof pursuant to the  terms  of  the 1995 Directors Non-Qualified Stock Option Plan (the "1995 Directors
        Plan").  Excludes  10,000  shares  issuable  pursuant to options granted under the 1995
        Directors  Plan  which  are  not  currently  exercisable.

(2)     Represents  1,241  shares owned by Mr. Grabowski and 29,500 shares issuable pursuant to options  exercisable  within 60  days  of  the date hereof pursuant to the terms of the
        Company's 1991 Employee Plan (the "1991 Employee Plan") and the 1994 Employee Plan (the
        "1994  Employee  Plan")  (the  1991  Employee  Plan  and  the  1994  Employee  Plan are
        collectively  referred  to  herein  as  the  "Employee  Plans"). Excludes 16,250 shares issuable  pursuant  to options granted under the Employee Plans which are not currently exercisable.

(3)     Represents  5,000  shares  owned  by  Mr.  Hickey and 6,000 shares issuable pursuant to options exercisable within 60  days  of  the date  hereof  pursuant to the terms of the
        1991  Directors Non-Qualified Stock Option Plan (the "1991  Directors  Plan")  and  the
        1995  Directors  Non-Qualified  Stock Option Plan (the "1995 Directors Plan") (the 1991
        Directors Plan and the 1995 Directors Plan are collectively referred to herein as the
        "Directors Plans"). Excludes 7,500 shares issuable pursuant to  options  granted  under the  Directors  Plan  which  are  not  currently  exercisable.

(4)     Represents  3,500  shares  owned  by  Mr.  Kohn.  Mr.  Kohn resigned  as Vice President
        Engineering  of  the  Company  on  March  10,  2000.


                                        6

(5)     Excludes  30,000  shares  issuable  pursuant to options granted under the 1994 Employee
        Plans  which  are  not  currently  exercisable.

(6)     Represents  5,200  shares  owned  by Dr.  Peck  and  19,000 shares issuable pursuant to options  exercisable  within 60 days of the  date  hereof  pursuant to the terms of the
        Directors  Plans.

(7)     Represents  42,800 shares owned by Mr. Refsland and 135,500 shares issuable pursuant to options  exercisable  within 60  days  of  the  date  hereof  pursuant  to the terms of the  1999  Incentive Stock Plan. Excludes 406,500 shares issuable pursuant  to  options granted  under  the  1999  Incentive  Stock  Plan  which are not currently exercisable.

(8)     Represents 4,000 shares owned by Mr. Rosentrater and 14,500 shares issuable pursuant to options  exercisable  within  60  days  of the date hereof pursuant to the terms of the
        Employee  Plans.  Excludes  2,750 shares issuable pursuant to options granted under the
        Employee  Plans  which  are  not  currently  exercisable.

(9)     See  information  under  the  heading  "Holders  of  More  Than Five Percent Beneficial
        Ownership."

          No agreements, formal or informal, exist among the various executive officers and directors with respect to the voting of the shares.

                               EXECUTIVE  OFFICERS

          The following provides certain information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of Directors:

  NAME                                AGE                          POSITION(S)
  ----------------------------------  ----  --------------------------------------------------
  David A. Grabowski . . . . . . . .    47  Vice President - Sales and Marketing(1)

  Gregory C. Kowert. . . . . . . . .    53  Vice President-Finance, Chief Financial Officer
                                            Secretary & Treasurer(2)

  Earl R. Refsland . . . . . . . . .    57  Director, President and Chief Executive Officer(3)

  Eldon P. Rosentrater . . . . . . .    46  Vice President-Operations(4)
_______________

(1)     Mr.  Grabowski  has  been  Vice  President - Sale  and  Marketing of the Company since
        January 1997.  He previously held the position of Vice President - International Sales of the Company from 1996 to 1997.  Prior to that time, Mr. Grabowski held the position of Director of Marketing of the Company from 1990 to 1996.

(2)     Mr.  Kowert  has been Vice President - Finance, Chief Financial Officer, Secretary and
        Treasurer since  August,  2000.

(3)     Mr.  Refsland  has been Director, President and Chief Executive Officer of the Company
        since  September,  1999.

(4)     Mr.  Rosentrater has been Vice President-Operations of the Company since October 1999.
        He previously held the position of Assistant to the President from 1998 to 1999. Prior to  that  time,  Mr.  Rosentrater  held  the  positions  of  Director  of  Information
        Technologies from 1995 to 1998; Director of Business Development  from  1993  to  1995 and  Group  Product  Manager  from  1989  to  1993.

                             EXECUTIVE COMPENSATION

          The following table summarizes the compensation paid or accrued by the Company for services rendered during the fiscal years ended June 30, 2000 by the Chief Executive Officer and each of the Company's executive officers whose total salary and bonus exceeded $100,000 during such fiscal year (the "Named Executive Officers").

                         SUMMARY  COMPENSATION  TABLE

                                     ANNUAL
                                 COMPENSATION(1)

                                              FISCAL                      STOCK OPTION   ALL OTHER
NAME & PRINCIPAL POSITION                      YEAR   SALARY(2)   BONUS      AWARDS     COMPENSATION
--------------------------------------------  ------  ---------  -------  ------------  ------------
                                                                          (In Shares)
Uma N. Aggarwal                                 2000  $  17,918       --            --   $139,548(3)
Former President and Chief Executive Officer    1999    225,000       --            --     16,829(4)
                                                1998    225,000  $15,000            --    102,318(5)

David A. Grabowski(10)                          2000    155,000       --            --   $ 19,006(6)
Vice President - Sales and Marketing            1999    155,000       --            --     18,124(6)
                                                1998    162,360   10,000        15,000     12,134(6)

Gabriel S. Kohn(10)                             2000     98,654       --            --     54,233(7)
Former Vice President - Engineering             1999    135,000       --            --     11,766(8)
                                                1998    125,481   10,000         9,000     11,024(8)

Thomas A. Jenuleson(11)                         2000    145,000   10,000            --      4,364(8)
Vice President - Finance and                    1999     39,000       --        30,000            --
Chief Financial Officer                         1998         --       --            --            --

Earl R. Refsland                                2000    228,000       --       542,000     20,616(9)
President and Chief Executive Officer           1999         --       --            --            --
                                                1998         --       --            --            --

Eldon P. Rosentrater                            2000    112,750       --            --      5,181(8)
Vice President - Operations                     1999         --       --            --            --
                                                1998         --       --            --            --
_____________________

(1)     Excludes  certain personal benefits, the total value of which was less than 10% of the total annual  salary  and  bonus  for  each  of  the  executives.

(2)     Includes  amounts deferred under the 401(k) feature of the Company's Retirement Savings Plan

(3)     The amount shown represents matching contributions under the 401(k) feature of the Company's
        Retirement  Savings  Plan, term life and disability insurance premiums and also reflects Mr.
        Aggarwal's  car allowance in the amount  of  $1,118  for fiscal 2000 and a severance package
        Totaling  $139,548.  Mr.  Aggarwal  resigned as President and Chief Executive Officer of the
        Company  on  July  28,  1999.

(4)     The amount shown represents matching contributions under the 401(k) feature of the Company's
        Retirement  Savings  Plan,  term  life  and  disability insurance premiums and also reflects
        Mr.  Aggarwal's  car  allowance

(5)     The  amount  shown  represents  the  amount paid for relocation reimbursement; term life and disability  insurance  premiums;  matching  contributions  under  the  401(k) feature of the
        Company's  Retirement  Savings  Plan;  and  value  realized  on  Stock  Options.


                                        9

(6)     The amount shown represents matching contributions under the 401(k) feature of the Company's
        Retirement  Savings  Plan,  term  life  and  disability insurance premiums and also reflects
        Mr.  Grabowski's  car  allowance  in  the  amount  of  $7,701  for  fiscal  2000.

(7)     The  amount  shown  represents  the  amounts  paid  for  term  life and disability insurance premiums,  matching contributions  under  the  401(k)  feature  of  the Company's Retirement
        Savings  Plan  and  a  severance  package  totaling  $54,233.  Mr.  Kohn  resigned  as  Vice
        President-Engineering  of  the  Company  on  March  10,  2000.

(8)     The amount shown represents the amounts paid for term life and disability insurance premiums and  matching  contributions  under  the  401(k) feature of the Company's Retirement Savings
        Plan.

(9)     The amount shown represents matching contributions under the 401(k) feature of the Company's
        Retirement  Savings  Plan, term life and disability insurance premiums and also reflects Mr.
        Refsland's  car  allowance  in  the  amount  of  $5,155  for  fiscal  2000.

(10)    In fiscal 1999, the Company entered into "change-in-control" severance agreements with David
        A. Grabowski and Gabriel  S.  Kohn.  If an individual is terminated without cause within two years  of  a  "change-in-control"  event  (as defined in each agreement), such individual is entitled to receive a severance benefit of one year's base salary. This agreement  commenced on  February 11, 1999 for David A. Grabowski and Gabriel S. Kohn and expires on December 31,
        2000.

(11)    Mr. Jenuleson  resigned as Vice President-Finance and Chief Financial Officer of the Company
        on  September  22,  2000.

OPTIONS

          The following table sets forth information concerning options granted during the fiscal year ended June 30, 2000 under the Company's stock option plans to the Named Executive Officers.


                         OPTION  GRANTS  IN  LAST  FISCAL  YEAR

                                 INDIVIDUAL  GRANTS
                                 ------------------


                                                                     POTENTIAL REALIZABLE VALUE
                  NUMBER OF   PERCENTAGE OF                          AT ASSUMED ANNUAL RATES OF
                  SECURITIES  TOTAL OPTIONS                          STOCK PRICE APPRECIATION
                  UNDERLYING  GRANTED TO      PER SHARE                  FOR OPTION TERM(2)
                  OPTIONS     EMPLOYEES IN    EXERCISE   EXPIRATION  --------------------------
NAME              GRANTED     FISCAL 2000(1)    PRICE       DATE          5%           10%
----------------  ----------  --------------  ---------  ----------  ------------  ------------
Earl R. Refsland     542,000           96.4%       2.00       09/09  $    681,722  $  1,727,617
__________________

(1)     No  options were granted to employees under the 1991 Employee Plan, 20,000 options were granted  to  employees  under  the  1994  Employee Plan and Mr. Refsland's options were granted under the 1999 Incentive Stock Option Plan for a total of 562,000.  The purpose of the Plans is to provide a financial incentive to key employees who are in a position to make significant  contributions to the Company. Options granted pursuant to the 1994
        Employee  Plan  have an exercise price equal to the market  price on the date of grant.
        Generally,  these  options  become exercisable with respect to one-fourth of the shares covered  thereby  on  each  anniversary  of the date of grant, commencing on the second anniversary thereof. Mr. Refsland's  options  became  exercisable  at the rate of 6.25%
        per  quarter  commencing  in  December  of  1999.

(2)     Potential  realizable  value  is  calculated  based  on an assumption that the price of the  Company's  Common  Stock  appreciates  at  the  annual  rate  shown  (5% and 10%), compounded annually, from the date of grant of the option until the end of  the  option term.  The  value  is  net of the exercise price but is not adjusted for the taxes that would  be  due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by  the rules of the Securities and Exchange Commission (the  "SEC")  and do not in any
        way  represent  the  Company's  estimate  or  projection  of  future  stock  prices.

     The following table sets forth information concerning option exercises and the value of unexercised options held by the Named Executive Officers as of June 30, 2000.

                            AGGREGATED  OPTION  EXERCISES  IN  FISCAL  YEAR  2000  AND
                                         FISCAL  YEAR-END  OPTION  VALUES

                                                                           VALUE  OF  UNEXERCISED,
                                              NUMBER  OF  UNEXERCISED          IN-THE-MONEY
                                                     OPTIONS  AT                 OPTIONS  AT
                                                   JUNE  30,  2000             JUNE  30,  2000
                         SHARES               --------------------------  --------------------------
                        ACQUIRED     VALUE
      NAME             ON EXERCISE  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------  -----------  --------  -----------  -------------  ------------  -------------
David A. Grabowski             --         --       25,750         20,000           (1)            (1)

Thomas A. Jenuleson            --         --           --         30,000            --  $   45,000(2)

Earl R. Refsland               --         --      101,625        440,375   $139,734(2)  $  605,516(2)

Eldon P. Rosentrater           --         --       14,500          2,750           (1)            (1)

(1)   No options held by this officer at June 30, 2000 were in-the-money. An option is "In-the-Money"
      when  the  market  value  exceeds  the  exercise  price  of  this  option.

(2)   The "Value of Unexercised  In-the-Money Options at June 30, 2000" was calculated by determining the difference between  the  fair  market value of the underlying common stock at June 30, 2000
      (The Nasdaq closing price of the Allied Healthcare Products, Inc. on June 30, 2000 was  $3.375)
      and  the  exercise  price  of  the  option.


COMPENSATION  OF  DIRECTORS

          Each director who is not an employee of the Company is entitled to receive an annual fee of $10,000 for his services as a director and additional fees of $750 for attendance at each meeting of the Board of Directors and $300 for attendance at each meeting of committees of the Board of Directors. Directors are also entitled to reimbursement for their expenses in attending meetings.

          1991 DIRECTORS PLAN. The Company's 1991 Directors Plan provides for the granting of options to the Company's directors who are not employees of the Company, for up to 100,000 shares of Common Stock (subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares).

          The 1991 Directors Plan is administered by a Stock Option Committee of two or more members of the Board of Directors. Directors are not eligible to serve on such committee if such director has been granted an option under the plan during the twelve-month period preceding appointment to the committee, and no option may be granted to a director while serving on the committee.

          Options granted or to be granted under the 1991 Directors Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. All options granted under the 1991 Directors Plan expire ten years from the date of grant.

          Options granted or to be granted under the 1991 Directors Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant as determined pursuant to the 1991 Directors Plan. Upon exercise, the exercise price must be paid in full in cash or such other consideration as the Stock Option Committee may permit, subject to approval by a majority of the directors who have not been granted options under any plan of the Company during the previous twelve months.

          The 1991 Directors Plan provides for the grant of options thereunder for the purchase of 10,000 shares of Common Stock to each eligible director on the date of the Company's initial public offering, each eligible director who subsequently becomes a director, and an additional option to the Chairman of the Board (provided he is an eligible director) with respect to 5,000 shares of Common Stock on the date he is elected to such office. In connection with the adoption of the 1995 Directors Plan, the 1991 Directors Plan was terminated in November 1995.

          1995 DIRECTORS PLAN. The 1995 Directors Plan provides for the granting of non-qualified stock options for up to 150,000 shares of Common Stock (subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares) to the members of the Board of Directors who are not employees of the Company or any of its subsidiaries.

          Pursuant to the express terms of the 1995 Directors Plan, options to purchase 10,000 shares of Common Stock are granted to each eligible director on the date such person is first elected to the Board of Directors of the Company. An option to purchase an additional 5,000 shares of Common stock is granted to each eligible director on the date such person is first elected to serve as Chairman of the Board of the Company. These options may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary thereof.

          In addition, the 1995 Directors Plan provides that options to purchase 1,000 shares of Common stock are granted to each eligible director on the date such person is re-elected to the Board of Directors by the vote of the stockholders, at the annual or other meeting at which directors are elected, and that options to purchase 500 shares of Common Stock are granted to each eligible director on the date such person is elected or re-elected to serve as Chairman of a Committee maintained by the Board of Directors from time to time. These options may not be exercised for a period of one year from the date of grant and thereafter are exercisable in full.

          In recognition of their past service to the Company, the 1995 Directors Plan also provided for the grant of options to purchase 3,000 shares of Common Stock to each eligible director who was serving on the Board of Directors at June 1, 1995 and provided for the grant of options to purchase 500 shares of Common Stock to each eligible director serving as Chairman of a Committee maintained by the Board of Directors at June 1, 1995. Options granted to such directors were not exercisable until June 1, 1996, at which time they became exercisable in full.

          Other options may be granted under the 1995 Directors Plan from time to time pursuant to terms determined by the Board of Directors of the Company. All options granted under the 1995 Directors Plan are nontransferable and subject to certain limitations upon the removal or resignation of the director, as set forth in the 1995 Directors Plan, and expire ten years from the date of grant. No payments or contributions are required to be made by the directors other than in connection with the exercise of options. The 1995 Directors Plan will terminate on November 9, 2005 and no further options may be granted after such date.

          The purchase price for shares of Common Stock to be purchased upon the exercise of options is equal to the last reported sales price per share of Common Stock on the Nasdaq National Market on the date of grant (or the last reported sales price on such other exchange or market on which the Common Stock is traded from time to time). Upon exercise of an option, the exercise price must be paid in full in cash or in kind or a combination thereof, by delivery of shares having a fair market value, or surrender of currently exercisable options having a value on the date of exercise, equal to the portion of the exercise price so paid, as determined by the Board of Directors.

          As adopted, the 1995 Directors Plan was intended to provide formula awards in accordance with certain then-applicable exemptive rules of the SEC and is administered by the Board of Directors, which may delegate administration thereof to a committee of the Board. The Board may, in its discretion, terminate or suspend the 1995 Directors Plan at any time. The Board may also amend or revise the 1995 Directors Plan, or the terms of any option granted under the 1995 Directors Plan, without stockholder approval, provided that such amendment or revision does not, except as otherwise permitted, increase the number of shares reserved for issuance under the 1995 Directors Plan, change the purchase price established or expand the category of individuals eligible to participate in such plan. No amendment, suspension or termination will alter or impair any rights or obligations under any option previously granted with the consent of the grantee. The Company receives no consideration for the grant of options under the 1995 Directors Plan.

          The following table sets forth information with respect to options outstanding under the Directors Plans:

                      DATE OF   NUMBER OF  EXERCISE PRICE
NAME                   GRANT     SHARES       PER SHARE
--------------------  --------  ---------  --------------
Brent D. Baird        04/01/99     10,000  $        1.875
                      11/12/99      1,500            2.31

James B. Hickey, Jr.  02/09/98     10,000            7.25
                      02/09/98        500            7.25
                      11/16/98      1,500            2.50
                      11/12/99      1,500            2.31

William A. Peck       04/29/94     10,000           15.75
                      11/09/95      4,000           18.25
                      11/14/96      1,000            7.13
                      11/17/97      1,000            7.63
                      11/16/98      1,000            2.50
                      04/01/99        500           1.875
                      11/12/99      1,500            2.31

John D. Weil          08/04/97     10,000            7.00
                      11/17/97      1,000            7.63
                      02/09/98        500            7.25
                      11/16/98      1,500            2.50
                      04/01/99      5,000           1.875
                      11/12/99      1,000            2.31

    Total                          63,000
                                 ========

INDEMNIFICATION  AND  LIMITATION  OF  LIABILITY

          The Company's Amended and Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The Company's By-laws provide for the indemnification of the Company's directors and officers, to the full extent permitted by the Delaware General Corporation Law.

BOARD  COMPENSATION  COMMITTEE  REPORT  ON  EXECUTIVE  COMPENSATION

          The Compensation Committee, composed entirely of non-employee, independent members of the Board of Directors, reviews, recommends and approves changes to the Company's compensation policies and program for the chief executive officer, other senior executives and certain key employees. In addition to the delegated authority in areas of compensation, the Committee administers the Company's stock option plans and agreements and recommends to the Board of Directors annual or other grants to be made in connection therewith.

          In the Committee's discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer and the Company's other executive officers, and sets overall policy and considers in general the basis of the levels of compensation of other key employees.

          POLICY AND OBJECTIVES. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well being of the Company. Since the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the above program, the compensation process should provide for enhancement of stockholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Thus, rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long range incentives consisting of stock options.

          BASE SALARY. Base salaries for the chief executive officer, as well as other executive officers of the Company, are determined primarily based on performance. Generally, the performance of each executive officer is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt and personal performance. In addition, the Committee compares salary data for similar positions in companies that match the Company's size in sales and earnings and utilizes such data as a factor in setting base salaries. Specific reference is made to the annual salary survey published by the Health Industry Manufacturers Association. Validation of this data is performed by an independent nationally recognized compensation consultant. The Committee approves base salary adjustments for the executive officers, including the chief executive officer.

          CASH INCENTIVE COMPENSATION. To reward performance, the chief executive officer and other executive officers are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer is predicated on an assessment of each participant's relative role in achieving the annual financial objectives of the Company as well as each such person's contributions of a strategic nature in maximizing stockholder value.

          STOCK-BASED INCENTIVES. The Company's Employee Plans provide a long-term incentive program for the chief executive officer, other executive officers and certain other key employees. The basic objective of these plans is the specific and solid alignment of executive and stockholder interests by forging a direct relationship between this element of compensation and the stockholders' level of return. These programs represent a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company's Common Stock.

          Under these plans, approved by the stockholders, the Committee periodically recommends to the Board of Directors grants of stock options by the Board of Directors. Generally, the Committee attempts to reflect upon the optionee's potential impact on corporate financial and operational performance in the award of stock options.

                         Compensation  Committee
                         James  B.  Hickey,  Jr.
                         Brent  D.  Baird
                         William  A.  Peck

PERFORMANCE  GRAPH

     COMPARISON  OF  CUMULATIVE  TOTAL  RETURNS

          The following table presents the cumulative return for the Company, the CRSP Index for Nasdaq Stock Market (US Companies) and an index comprised of three companies which the Company believes to present a representative peer group of the Company. The Nasdaq and the peer group data have been provided by the Center for Research in Security Prices, Chicago, Illinois, without independent verification by the Company.

Market Index:  Nasdaq Stock Market (US Companies)

     Peer Index:  Companies in Self-Determined Group :  5

                    CTU      CHAD THERAPEUTICS INC
                    CXIM     CRITICARE SYSTEMS INC
                    IVC      INVACARE CORP
                    RESP     RESPIRONICS INC
                    SMD      SUNRISE MEDICAL INC

                Comparison of Five-Year Cumulative Total Returns
                              Performance Report for
                         Allied Healthcare Products, Inc.

     Prepared by the Center for Research in Security Prices
     Produced on 09/21/2000 including data to 06/30/2000

                 Date         Company Index   Market Index   Peer Index

               06/30/1995        100.000         100.000        100.000
               07/31/1995         93.846         107.344        101.358
               08/31/1995         98.462         109.522         97.829
               09/29/1995        113.077         112.046        106.745
               10/31/1995        116.923         111.400         97.785
               11/30/1995        109.231         114.014         96.777
               12/29/1995         98.892         113.411         98.044
               01/31/1996         72.238         113.978         98.734
               02/29/1996         77.260         118.323         93.393
               03/29/1996         82.320         118.720         96.390
               04/30/1996         66.788         128.556         98.346
               05/31/1996         71.447         134.451         99.343
               06/28/1996         57.892         128.390         94.414
               07/31/1996         43.810         116.962        101.346
               08/30/1996         40.681         123.534        107.020
               09/30/1996         45.375         132.980        104.998
               10/31/1996         42.246         131.502         92.311
               11/29/1996         43.810         139.654         89.226
               12/31/1996         46.157         139.537         93.951
               01/31/1997         51.633         149.436         95.480
               02/28/1997         51.633         141.166         89.446
               03/31/1997         46.157         131.962         88.108
               04/30/1997         43.028         136.075         73.667
               05/30/1997         38.334         151.486         81.727
               06/30/1997         40.681         156.144         88.842
               07/31/1997         44.592         172.596         90.944
               08/29/1997         43.810         172.339         87.553
               09/30/1997         48.504         182.552         98.009
               10/31/1997         48.504         173.041         97.979
               11/28/1997         49.482         173.953         95.408
               12/31/1997         48.504         170.906         87.120
               01/30/1998         45.375         176.319         82.987
               02/27/1998         43.810         192.900         92.568
               03/31/1998         41.463         200.029        101.635
               04/30/1998         37.552         203.401         83.484
               05/29/1998         32.858         192.099         81.075
               06/30/1998         30.511         205.518         78.194
               07/31/1998         19.558         203.121         70.408
               08/31/1998         15.646         162.854         56.428
               09/30/1998         12.517         185.449         61.521
               10/30/1998         13.691         193.599         68.310
               11/30/1998         15.646         213.281         76.548
               12/31/1998         10.170         240.991         77.954
               01/29/1999         12.517         275.953         67.638
               02/26/1999          9.779         251.249         60.789
               03/31/1999         12.126         270.250         61.612
               04/30/1999         11.735         278.963         62.698
               05/28/1999         11.735         271.232         69.097
               06/30/1999         10.855         295.632         68.577
               07/30/1999         11.930         290.294         54.937
               08/31/1999         17.993         302.556         49.628
               09/30/1999         15.646         302.981         47.061
               10/29/1999         14.082         327.270         48.757
               11/30/1999         17.993         367.055         48.750
               12/31/1999         14.864         447.764         47.467
               01/31/2000         15.744         431.192         50.847
               02/29/2000         20.732         513.454         60.796
               03/31/2000         20.340         502.638         68.156
               04/28/2000         19.558         422.627         68.396
               05/31/2000         20.732         371.603         64.330
               06/30/2000         21.123         436.821         70.025

     The index level for all series was set to 100.0 on 06/30/1995

     SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

          To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended June 30, 2000.

                            OTHER  INFORMATION

          On August 21, 1996, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock was distributed as a dividend to stockholders of record on the close of business on September 4, 1996. Each Right, when exercisable, will entitle the holder thereof to purchase one one-hundredth of a share of Series A Preferred Stock at a price of $40.00 per share. The Rights will be exercisable only if a person or group acquires 25% or more of the outstanding shares of Common Stock of the Company or announces a tender offer following which it would hold 25% or more of such outstanding Common Stock. The Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 25% or more of the Company's outstanding shares of Common Stock, the Company were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. The Company may redeem the Rights at one cent per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Rights expire in ten years.

          For more information concerning the Rights Agreement and the Rights, reference is hereby made to the Company's Current Report on Form 8-K dated August 7, 1996 which was filed with the SEC.

                           SOLICITATION  OF  PROXIES

          The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing.

                STOCKHOLDER  PROPOSALS  FOR  2001  ANNUAL  MEETING

          The rules of the SEC currently provide that stockholder proposals for the 2001 Annual Meeting must be received at the Company's principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to stockholders in connection with the 2000 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 2001 Annual Meeting.

                               FINANCIAL  INFORMATION

          The Company's 2000 Annual Report is being mailed to the stockholders on or about the date of mailing this Proxy Statement. The Company will provide without charge to any record or beneficial stockholder as of October 2, 2000, who so requests in writing, a copy of such 2000 Annual Report or the Company's 2000 Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules, filed with the SEC. Any such request should be directed to Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110, Attention: Chief Financial Officer.

                                   OTHER  MATTERS

          The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

          You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the 2000 Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                         By  Order  of  the  Board  of  Directors,



                         Earl  R.  Refsland
                         Chief  Executive  Officer


October  6,  2000



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